Exhibit 10.24

SCHEDULE OF NON-EMPLOYEE DIRECTORS’ ANNUAL COMPENSATION

OF

ATLANTIC UNION BANKSHARES CORPORATION

Effective October 1, 2021

Amount
Annual Retainer Cash Fees (1)
Service as a Director (2)	$45,000
Service as Chairman of the Board of Directors	$80,000 (additional)
Service as Vice Chairman of the Board of Directors	$20,000 (additional)
Service as Chairman of Audit Committee	$22,500 (additional)
Service as Chairman of Compensation Committee	$16,000 (additional)
Service as Chairman of Risk Committee	$16,000 (additional)
Service as Chairman of Nominating and Corporate Governance Committee	$14,000 (additional)
Service as Chairman of Trust Committee	$14,000 (additional)
Members of Audit Committee	$11,000 (additional)
Members of Compensation, Risk, Nominating and Corporate Governance and Trust Committees	$8,000 (additional)

Meeting Fees Per Meeting
Executive Committee (in person or telephonic)	$1,000
Executive Committee (telephonic lasting under an hour)	$500
Meetings above the maximum number of meetings during the year	$1,000
Special Purpose Committees	$500

Equity Compensation
In addition to cash compensation, non-employee directors receive an annual stock retainer of $60,000 paid quarterly in advance in unrestricted shares of the Company’s common stock.

(1) The retainer fees are payable in advance in quarterly installments.
(2) Non-employee directors may elect to receive all or a portion of the Director cash retainer in unrestricted shares of the Company’s common stock.